Exhibit 10.0

                      AMENDED AND RESTATED LOAN AGREEMENT

     THIS AMENDED AND RESTATED LOAN AGREEMENT is entered into as of September 23, 1999 (this "Restated Loan Agreement") between SALON.COM, a Delaware corporation (herein called "Borrower"), and IMPERIAL BANK (herein called "Bank"). This Restated Loan Agreement amends, restates and supercedes in its entirety the Security and Loan Agreement and the Other Loan Agreement (as hereinafter defined).

                                   RECITALS

     A. Borrower and Bank entered into a certain Security and Loan Agreement dated as of April 14, 1997, as the same was amended by that certain First Amendment to Loan Agreement dated as of April 13, 1998 (collectively, the "Security and Loan Agreement"), pursuant to which Bank agreed to extend and make "Working Capital Advances" and "Equipment Advances" (as said terms are defined in the Security and Loan Agreement) to Borrower in the maximum principal amount of $500,000.00 upon the terms and conditions contained therein. The commitment of Bank to make Working Capital Advances expired and was terminated on April 13, 1998. The commitment of Bank to make Equipment Advances expired on September 30, 1997 and Borrower is currently making the scheduled principal and interest payments set forth in the Security and Loan Agreement.

     B. Borrower and Bank entered into a certain Loan Agreement dated as of April 13, 1998 (the "Other Loan Agreement"), pursuant to which Bank agreed to make (1) revolving loans to Borrower in the maximum principal amount of $1,000,000.00 (the "Prior Revolving Loan Commitment") and (2) an equipment term loan to Borrower in the maximum principal amount of $300,000.00 (the "Additional Equipment Loan Commitment"). The Prior Revolving Loan Commitment expired and was terminated on April 12, 1999. The commitment of Bank to make advances under the Additional Equipment Loan Commitment expired on December 31, 1998 and Borrower is currently making the scheduled principal and interest payments set forth in the Other Loan Agreement.

     C. Borrower has requested and Bank has agreed to make additional revolving loans to Borrower in the maximum principal amount of $2,000,000.00, subject to the terms and conditions hereinafter set forth and in reliance on the representations and warranties set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:


     1. Definitions. As used in this Restated Loan Agreement and unless otherwise defined herein, all initially capitalized terms shall have the meanings set forth on Exhibit A attached hereto and incorporated herein by this reference.

     2. Commitments.

          (A) Revolving Commitment. Subject to all the terms and conditions of this Restated Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each a "Revolving Loan") to Borrower, from time to time and in such amounts as Borrower shall request pursuant to this Section 2.A., up to an aggregate principal amount outstanding under the Revolving Loan Account

                                      29.
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not to exceed the lesser of: (a) eighty percent (80.0%) of Eligible Accounts (as the same may be adjusted from time to time as provided for under Section 9.B. hereof, the "Borrowing Base") or (b) $2,000,000.00 (the "Revolving Loan Commitment"). If at any time or for any reason, the outstanding principal amount of the Revolving Loan Account is greater than the lesser of: (x) the Borrowing Base or (y) the Revolving Loan Commitment, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Restated Loan Agreement, to make Revolving Loans shall expire on the Revolving Loan Maturity Date, subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of the Revolving Loan Commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. The outstanding principal balance of the Revolving Loan Account may be prepaid in whole or in part at any time without penalty. Any partial prepayment of principal will be applied to the Revolving Loans in inverse order of maturity. Provided that no Event of Default has occurred and is continuing, all or any portion of the Revolving Loans advanced by Bank which are repaid by Borrower shall be available for reborrowing in accordance with the terms hereof. Borrower promises to pay to Bank the entire outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Revolving Loan Account on or before September 23, 2000 ("Revolving Loan Maturity Date").


           (1) Non-Formula Availability. Notwithstanding the provisions set forth in Section 2.A. hereof, and provided that no Event of Default has occurred and is continuing, and subject to the availability of the Revolving Loan Commitment and in reliance on the representations and warranties of Borrower set forth herein, at any time from the date hereof through July 31, 2000 ("Non-Formula Expiration Date"), Bank hereby agrees to make Revolving Loans to Borrower in such amounts that exceed the Borrowing Base as Borrower shall request pursuant to this Section 2.A.(1), up to an aggregate principal amount not to exceed $1,000,000.00 (the "Non-Formula Sublimit"); provided, however, that the outstanding amounts under the Non-Formula Sublimit shall be deemed to constitute Revolving Loans for the purpose of calculating availability under the Revolving Loan Commitment. On the Banking Day immediately following the Non-Formula Expiration Date, Borrower shall immediately pay to Bank, in cash, the entire outstanding unpaid principal amount advanced to Borrower under the Non-Formula Sublimit.

           (2) Revolving Loans. The amount of each Revolving Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the Revolving Loan Commitment (herein called the "Revolving Loan Account") and Bank shall credit the Revolving Loan Account with all Loan repayments in respect thereof made by Borrower. When Borrower desires to obtain a Revolving Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with
Section 3 hereof, to be received no later than 3:00 p.m. Pacific time one (1) Banking Day before the day on which the Revolving Loan is to be made. Revolving Loans may only be used to support the short-term working capital requirements of Borrower, the issuance of letters of credit and for the purchase of foreign exchange futures con tracts.

               (a) Letter of Credit Usage and Sublimit. Subject to the availability of the Revolving Loan Commitment and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Banking Day immediately prior to the Revolving Loan Maturity Date, Bank shall issue for the account of Borrower such standby and commercial letters of credit ("Letters of Credit") as Borrower may request, which request shall be made by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed $1,500,000.00 and (ii) any Letters of Credit currently issued or hereafter issued by Bank for the account of Borrower shall be deemed to constitute Revolving Loans for the purpose of calculating availability under the Revolving Loan Commitment. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Letter of Credit, no Letter of Credit shall have an expiration date that is later than the Revolving Loan Maturity Date. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit

                                      30.
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agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Letters of Credit for Borrower.

                    (b) Foreign Exchange Usage and Sublimit. Subject to the availability of the Revolving Loan Commitment and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Banking Day immediately prior to the Revolving Loan Maturity Date, Bank shall arrange the purchase by Borrower of foreign exchange futures contracts ("Exchange Contracts") as Borrower may request, which request shall be made by delivering to Bank a duly executed exchange contract application on Bank's standard form; provided, however, that the maximum aggregate notional contract amount under all such Exchange Contracts shall not at any time exceed $1,000,000.00 and provided, further, that ten percent (10.0%) of the maximum aggregate notional contract amount under all such Exchange Contracts shall be deemed to constitute outstanding Revolving Loans for the purpose of calculating availability under the Revolving Loan Commitment. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Exchange Contract and Bank shall have agreed in writing, no Exchange Contract shall have a due date that is later than the Revolving Loan Maturity Date. All Exchange Contracts shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form exchange contract application. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Exchange Contracts for Borrower. After and during the continuance of an Event of Default, Bank may, in its sole and absolute discretion, terminate any or all of the Exchange Contracts. Borrower agrees to indemnify and hold harmless Bank from and against all loss, costs and expense associated with any such termination of any Exchange Contract.

               (3) Interest Payments on Revolving Loans. Borrower further promises to pay to Bank from the date of the advance of the initial Revolving Loan through the Revolving Loan Maturity Date, on or before the tenth (10th) day of each month, interest on the average daily unpaid balance of the Revolving Loan Account during the immediately preceding month at a rate of interest per annum equal to the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Revolving Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

          (B) Equipment Commitment. Pursuant to the terms of the Security and Loan Agreement, as of the date hereof Bank has made loans ("Equipment Loans") to Borrower in the principal amount of $66,075.00 (the "Equipment Loan Commitment") to enable Borrower to purchase equipment. The commitment of Bank to make further Equipment Loans to Borrower expired on September 30, 1997. Any renewal of the Equipment Loan Commitment shall be in Bank's sole and absolute discretion and shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. Equipment Loans that are repaid by Borrower may not be reborrowed. Borrower promises to pay to Bank the outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Equipment Loan Account on or before March 31, 2000 (the "Equipment Loan Maturity Date").

               (1) Equipment Loans. The amount of the Equipment Loans made by Bank to Borrower has been debited to the loan ledger account of Borrower maintained by Bank for the Equipment Loan Commitment (herein called the "Equipment Loan Account") and Bank shall credit the Equipment Loan Account with all Loan repayments in respect thereof made by Borrower.

               (2) Principal and Interest Payments. Borrower further promises to pay to Bank from the date hereof through the Equipment Loan Maturity Date, on or before the tenth (10th) day of each month, (a) the outstanding principal balance of the Equipment Loan Account on September 30, 1997 in twenty-nine (29) equal monthly installments plus (b) interest on the average daily unpaid balance of the Equipment Loan Account

                                      31.
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during the immediately preceding month at a rate of interest equal to one-half of one percent (0.50%) per annum in excess of the Prime Rate, which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Equipment Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

          (C) Additional Equipment Commitment. Pursuant to the terms of the Other Loan Agreement, as of the date hereof Bank has made loans ("Additional Equipment Loans") to Borrower in the principal amount of $170,680.00 (the "Additional Equipment Loan Commitment") to enable Borrower to purchase equipment, furniture and software. The commitment of Bank to make further Additional Equipment Loans to Borrower expired on December 31, 1998. Any renewal of the Additional Equipment Loan Commitment shall be in Bank's sole and absolute discretion and shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. Additional Equipment Loans that are repaid by Borrower may not be reborrowed. Borrower promises to pay to Bank the outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Additional Equipment Loan Account on or before December 31, 2000 (the "Additional Equipment Loan Maturity Date").

               (1) Additional Equipment Loans. The amount of the Additional Equipment Loans made by Bank to Borrower has been debited to the loan ledger account of Borrower maintained by Bank for the Additional Equipment Loan Commitment (herein called the "Additional Equipment Loan Account") and Bank shall credit the Additional Equipment Loan Account with all Loan repayments in respect thereof made by Borrower.

               (2) Principal and Interest Payments. Borrower further promises to pay to Bank from the date hereof through the Additional Equipment Loan Maturity Date, on or before the tenth (10th) day of each month, (a) the outstanding principal balance of the Equipment Loan Account on December 31, 1998 in twenty-four (24) equal monthly installments plus (b) interest on the average daily unpaid balance of the Additional Equipment Loan Account during the immediately preceding month at a rate of interest equal to one-half of one percent (0.50%) per annum in excess of the Prime Rate, which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Additional Equipment Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one
(1) year.

     3. Loan Requests. Requests for Loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 2, which shall disclose that Borrower is entitled to the amount and type of Loan being requested. Bank is hereby authorized to charge Borrower's deposit account with Bank for all sums due Bank under this Restated Loan Agreement.

     4. Delivery of Payments. Payment to Bank of all amounts due hereunder shall be made at its Santa Clara Valley Regional office, or at such other place as may be designated in writing by Bank from time to time. If any payment date fall on a day that is not a day that Bank is open for the transaction of business ("Banking Day"), the payment due date shall be extended to the next Banking Day.

     5. Late Charge. If any interest payment, principal payment or principal balance payment required hereunder is not received by Bank on or before ten (10) days from the date in which such payment becomes due, Borrower shall pay to Bank, a late charge equal to the lesser of (a) five percent (5.0%) of the amount of such unpaid payment, in addition to said unpaid payment or (b) the maximum amount permitted to be charged by applicable law, until remitted to Bank; provided; however, nothing contained in this Section 5, shall be construed as any obligation on the part of Bank to accept payment of any past due payment or less than the total unpaid principal balance of the applicable Loan Account following the Revolving Loan Maturity Date, the Equipment

                                      32.
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Loan Maturity Date or the Additional Equipment Loan Maturity Date. All payments shall be applied first to any late charges due hereunder, next to accrued interest then payable and the remainder, if any, to reduce any unpaid principal due under the applicable Loan Account.

     6. Default Interest. From and after the Revolving Loan Maturity Date, the Equipment Loan Maturity Date or the Additional Equipment Loan Maturity Date, as applicable, or such earlier date as all sums owing under any Loan Account becomes due and payable by acceleration or otherwise, or upon the occurrence and during the continuance of an Event of Default, at the option of Bank all sums owing under the applicable Loan Account shall bear interest until paid in full at a rate equal to the lesser of (a) five percent (5.0%) per annum in excess of the then applicable interest rate provided for in Sections 2A.(2), 2.B.(2) and 2.C.(2) hereof or (b) the maximum amount permitted to be charged by applicable law, until all obligations hereunder are repaid in full or the Event of Default is waived or cured to the satisfaction of Bank, as applicable.

     7. Representations and Warranties. Borrower represents and warrants to
Bank: (a) That Borrower is a corporation, duly organized and existing in the State of its incorporation and the execution, delivery and performance of each of the Loan Documents are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; (b) Borrower is, and at the time the Collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, and at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein and to Permitted Liens; (c) Each Account is, and at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (d) That there are and will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts from time to time represented by Borrower to be Eligible Accounts, except as permitted in the definition thereof; (e) Any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is and will be true and correct in all material respect; (f) There is no litigation or other proceeding pending or to Borrower's knowledge threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority except for proceeding of defaults which will not have a materially adverse effect upon its financial conditions or business as now conducted; (g)
(i) The consolidated balance sheets of Borrower for the month ending July 31, 1999, and the related consolidated profit and loss statements for the fiscal year then ended, copies of which have heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with Borrower's request for credit are true and correct, and said balance sheet and profit and loss statement accurately present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with GAAP, (ii) since such date, there have been no material adverse changes in the financial condition of Borrower, and (iii) Borrower has no knowledge of any liabilities, contingent or otherwise, which are not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a Material Adverse Effect upon its financial condition, operations or business as now conducted; (h) Borrower has no liability for any delinquent local, state or federal taxes, and, if Borrower has contracted with any government agency, it has no liability for renegotiation of profits; and (i) Borrower, as of the date hereof, possesses all necessary Trademarks, trade names, Copyrights, Patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid Trademarks, trade names, Copyrights, Patents, patent rights and license rights of others; and (j) Borrower and its Subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the

                                      33.
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Year 2000 Problem will not have a Material Adverse Effect upon its financial condition, operations or business as now conducted.

     8. Negative Covenants. Borrower agrees that so long as any Loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, neither Borrower, nor any of its subsidiaries ("Subsidiaries") will, without the prior written consent of Bank which consent shall not be unreasonably withheld, declined or conditioned in the case of 8.F below:

          (A) Make any substantial change in the character of its business as now conducted;

          (B) (1) Create, incur, assume or permit to exist any Indebtedness other than Loans from Bank, obligations now existing as shown in the financial statements referenced in Section 7.(g)(i) (excluding those being refinanced by Bank, Subordinated Debt and Permitted Indebtedness); or (2) sell or transfer, either with or without recourse, any accounts or notes receivable or any monies due or to become due;

          (C) Create, incur, assume or permit to exist any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than Permitted Liens and liens in favor of Bank;

          (D) Sell, dispose of or grant a security interest in any of the Collateral other than to Bank (other than the disposing of such Collateral in the ordinary and normal course of its business as now conducted or other assets which are obsolete or otherwise considered surplus), or execute any financing statements covering the Collateral in favor of any secured party or Person other than Bank, except for Permitted Liens;

          (E) (1) Make any loans or advances in excess of $500,000.00 in the aggregate to any Person or other entity other than in the ordinary and normal course of its business as now conducted (provided that such loans or advances are not made to any Person or entity which is controlled by or under common control with Borrower); or (2) make any investment in the securities of any Person or other entity other than the United States Government; or (3) guarantee or otherwise become liable upon the obligation of any Person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business as now conducted;

          (F) (1) Purchase or otherwise acquire all or substantially all of the assets or business of any Person or other entity; or (2) liquidate, dissolve, merge (other than a merger to change Borrower's State of Incorporation) or consolidate, or commence any proceedings therefore; or (3) except in the ordinary and normal course of its business as now conducted, sell (including, without limitation, the selling of any property or other asset accompanied by the leasing back of the same) any assets including any fixed assets, any property, or other assets necessary for the continuance of its business as now conducted. Notwithstanding the foregoing, upon the consent of Bank, which consent shall not be unreasonably withheld, Borrower may proceed with any acquisition, merger or consolidation (as described above) (a) so long as no Event of Default has occurred and is continuing or would exist after giving effect to such transaction, (b) Borrower is the surviving corporation, if applicable and (c) prior to consummating such transaction, Borrower executes and delivers to Bank all such additional agreements, documents and instruments as Bank may require in order to affirm, effectuate or further assure its continuing, first priority lien in the Collateral after giving effect to such transaction;

          (G) (1) Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued; or (2) purchase, redeem or retire any of such stock, other than in dividends or distributions payable in Borrower's or any such Subsidiary's capital stock, except for the repurchase of Borrower's capital stock from officers, directors, employees or consultants of Borrower upon termination of their employment with or rendering of service to Borrower; and

                                      34.
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          (H)  Sell, transfer, assign, mortgage, pledge, license, lease, grant a security interest in, or otherwise encumber any of the Intellectual Property, other than licenses or leases of the Intellectual Property granted in the ordinary and normal course of its business.

     9. Affirmative Covenants. Borrower affirmatively covenants that so long as any Loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, it will:

          (A) Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein;

          (B) Permit representatives of Bank to conduct an audit of Borrower's books and records relating to the Collateral and make extracts therefrom, with results satisfactory to Bank, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to the extent possible to arrange for verification of the Accounts directly with the account debtors obligated thereon or otherwise, all under reasonable procedures acceptable to Bank and at Borrower's sole expense; provided further that prior to an Event of Default, Borrower shall only be responsible for the expense of one (1) such audit in any fiscal year if the amount outstanding and unpaid under the Revolving Loan Account is greater than One Million Dollars ($1,000,000.00), the cost of such audit of which shall not exceed $2,000.00;

          (C) Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other Persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto;

          (D) Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expenses incurred in collecting any sums payable by Borrower under any Loan Account or any other obligation secured hereby, enforcing any term or provision of this Restated Loan Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto;

          (E) Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept;

          (F) Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require (to the extent customarily maintained by businesses similar to Borrower) and with loss payable to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank;

          (G) In the event the unpaid balance of any Loan Account shall exceed the maximum amount of outstanding Loans to which Borrower is entitled under
Section 2 hereof, as applicable, Borrower shall immediately pay to Bank for credit to such Loan Account the amount of such excess;

          (H) Maintain and preserve all rights, franchises and other authority adequate and necessary for the conduct of its business and maintain and preserve its existence in the state of its incorporation and any other states in which Borrower conducts its business, except with respect to such other states, where the failure to do so would not have a Material Adverse Effect;

                                      35.
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          (I)  Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to Bank, and certificates naming Bank as a loss payee;

          (J) Pay and discharge, before the same becomes delinquent and penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as: (1) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect or the loss of any right of redemption from any sale thereunder; and (2) it shall have set aside on its books reserves (segregated to the extent required by GAAP);

          (K) Maintain a standard and modern system of accounting in accordance with GAAP on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records during normal business hours; provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business;

          (L) Maintain its properties, equipment and facilities in good order and repair, ordinary wear and tear excepted;

          (M)  Maintain its primary operating and depository accounts with Bank;

          (N) Prior to allowing any of Borrower's raw materials, work in process, finished goods inventory and property, plant and equipment to be transported to or be held at any contract manufacturer, warehouse or other location (other than with bona fide distributors and retail accounts), Borrower shall provide notice to Bank and Borrower shall have complied with such filing and notice requirements as shall, in Bank's opinion, assure Borrower's and Bank's priority in such property over creditors of such contract manufacturer, warehouseman or operator of such other location, including, without limitation, making filings under California Commercial Code ss.2326, providing notice under California Commercial Code ss.9114 and making filings and publications as required under California Civil Code ss.3440.1 and ss.3440.5 All such filings, notices and publications shall be in form and substance satisfactory to Bank; and

          (O) Borrower shall perform all acts reasonably necessary to ensure that (1) Borrower, its Subsidiaries and any business in which Borrower holds a substantial interest and (2) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with an itemized budget, for the remediation, monitoring and testing of such systems. If requested by Bank, Borrower shall within ten (10) business days deliver a statement to Bank summarizing the Year 2000 exposure, program or progress of Borrower and its Subsidiaries or other evidence of Borrower's compliance with the terms of this Section 9.O. certified by an officer of Borrower.

     10. Financial Covenants and Information. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with GAAP as used in the United States of America applied on a basis consistent with previous years. Compliance with the financial covenants shall be calculated and monitored on a monthly basis, except as shall be expressly stated to the contrary. Borrower affirmatively covenants that so long as any Loans, obligations or liabilities remain outstanding or unpaid to Bank or any commitment is outstanding hereunder, it will, on a consolidated basis:

          (A) As of the last day of each month, maintain a minimum Tangible Net Worth of not less than $10,000,000.00. As used herein, "Tangible Net Worth" shall mean the sum of all assets, excluding any value

                                      36.

for goodwill, Trademarks, Patents, Copyrights, organization expense and other similar intangible items, less all liabilities, plus Subordinated Debt;

          (B) At all times maintain a minimum Quick Ratio of not less than 2.00:1.00 and beginning with the month ending September 30, 2000 of not less than 1.50:1.00. As used herein "Quick Ratio" means the sum of all unrestricted cash plus Accounts divided by the sum of all current liabilities less deferred revenues;

          (C) Within five (5)days of filing with the Securities Exchange Commission (the "SEC"), but in no event later than fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of its quarterly 10-Q report for each such quarter, as filed with the SEC and a Compliance Certificate in the form of Exhibit B attached hereto and incorporated herein by this reference, certified by an officer of Borrower;

          (D) Within five (5)days of filing with the SEC, but in no event later than ninety-five (95) days after the end of each fiscal year, beginning with the fiscal year ending March 31, 2000, deliver to Bank (1) unqualified copies of its consolidated financial statements together with changes in financial position audited by an independent certified public accountant selected by Borrower but acceptable to Bank, (2) a copy of its annual 10-K report, as filed with the SEC and (3) and a Compliance Certificate, certified by an officer of Borrower;

          (E) So long as any amounts remain outstanding and unpaid under the Revolving Loan Account, as soon as it is available, but not later than twenty
(20) days after and as of the end of each month, deliver to Bank, in such form and detail as Bank may require, statements showing aging of the Accounts and Borrower's accounts payable from invoice date, together with a Borrowing Base Certificate in the form of Exhibit C attached hereto and incorporated herein by this reference, certified by an officer of Borrower. Notwithstanding the foregoing, if Borrower has not provided to Bank the statements described immediately above for the most recent month then ended, as a condition to any request for a Revolving Loan, Borrower shall have delivered to Bank said statements as well as a Borrowing Base Certificate covering the most recent month then ended at least twenty (20) days prior to the date of Borrower's request for an advance for said Revolving Loan;

          (F) Upon the reasonable request of Bank, deliver to Bank current budgets, sales projections, operating plans and other financial exhibits and information in form and substance satisfactory to Bank; and

          (G) Upon any officer becoming aware, deliver immediately to Bank written notice of any pending or threatened litigation claiming, or reasonably likely to result in, damages against Borrower in an amount in excess of $50,000.00.

     11. Loan Fee. Borrower has paid, and Bank hereby acknowledges receipt of in respect of the Revolving Loan Commitment, a loan fee in the amount of Five Thousand Dollars ($5,000.00).

     12. Event of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Restated Loan Agreement: (a) Default be made in the payment of any obligation by Borrower under any Loan Document; (b) Except for any failure to pay as described in clause (a) above, breach be made in any warranty, statement, promise, term or condition, contained herein or in any other Loan Document and the same shall not have been cured to the satisfaction of Bank within fifteen (15) days after Borrower shall have become aware thereof, whether by written notice from Bank, or otherwise (except that no cure period shall exist for breaches in respect of Borrower's obligations under Section 8, Subsections 9.A., 9.B., 9.C., 9.F., 9.G., 9.H., 9.I. and 9.O., Subsections 10.A., 10.B., 10.C., 10.D. and 10.E. of this Restated Loan Agreement, and Sections 1 and 2 of the General Security Agreement); (c) Any statement, warranty or representation made by Borrower at any time proves false in any material respect; (d) Borrower defaults in the repayment of any principal of or the payment of any interest on any indebtedness exceeding in the aggregate principal amount $50,000 or breaches or violates any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of

                                      37.

such indebtedness pursuant to which amounts outstanding in the aggregate exceed $50,000 if the effect of such breach is to permit the acceleration of such indebtedness, whether or not waived by the note holder or obligee, and such failure shall not have been cured to Bank's satisfaction within fifteen (15) calendar days after Borrower shall become aware thereof, whether by written notice from Bank or otherwise, or there has in fact been an acceleration of such indebtedness; (e) Borrower becomes insolvent or makes an assignment for the benefit of creditors; (f) Any proceeding be commenced by Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute or, any such a proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days (provided that no Loans will be made prior to the dismissal of such proceeding); (g) Any money judgment, writ of attachment, garnishment, execution or other legal process be entered against Borrower or issued against any material property of Borrower which is not fully covered by insurance (subject to reasonable deductibles) and remains unvacated, unbonded, unstayed or unpaid or undischarged for more than fifteen (15) days (whether or not consecutive) or in any event later than five (5) days prior to the date of any proposed sale thereunder, or if any assessment for taxes against Borrower other than against any of its real property, is made by the Federal or State government or any department thereof;

     13. Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (i) Terminate its obligation to make Loans to Borrower as provided in Section 2 hereof; (ii) Declare all sums secured hereby immediately due and payable; (iii) Immediately take possession of the Collateral wherever it may be found, using all legally permissible means to do so, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (iv) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (v) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (vi) Retain the Collateral in full satisfaction of the obligations secured thereby to the extent permitted under the UCC; or (vii) Exercise any remedies of a secured party under the UCC. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy that it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of the Collateral to pay all obligations secured by this Restated Loan Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

     14. Records Retention. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four (4) months from the time such items are delivered to Bank.

     15. Attorneys' Fees. Borrower agrees to reimburse Bank for its reasonable attorneys' fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Loan Documents.

     16. Governing Law; Judicial Reference.

          (A) overning Law. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

          (B)  Judicial Reference.

                                      38.

          (1) Other than (a) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (b) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Restated Loan Agreement or the other Loan Documents, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Restated Loan Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Restated Loan Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property, if any, is located or Santa Clara County, if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his/her representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP ss. 170.6. The referee shall (x) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (y) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgement shall be entered pursuant to CCP ss. 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Restated Loan Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

          (2) Except as expressly set forth in this Restated Loan Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (3) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding that shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact,

                                      39.

conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

          (4) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, ss. 1280 through ss. 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

     17. Miscellaneous Provisions.

          (A) Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

          (B) No failure or delay on the part of Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

          (C) All rights and remedies existing under this Restated Loan Agreement or any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          (D) All headings and captions in this Restated Loan Agreement and any related documents are for convenience only and shall not have any substantive effect.

          (E) This Restated Loan Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Bank.

          (F) This Restated Loan Agreement is not intended to be, and shall not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the Security and Loan Agreement and the Other Loan Agreement are amended and restated in full by the terms of this Restated Loan Agreement and all obligations outstanding under the Security and Loan Agreement and the Other Loan Agreement are governed by the terms of this Restated Loan Agreement.

BANK:                                                                     BORROWER:
IMPERIAL BANK                                                             SALON.COM,
                                                                          a Delaware corporation

By: September 23, 1999        By:  /s/ Benjermin Colombo                  By: September 23, 1999   By: /s/ Todd Hagen
--------------------------------------------------------                      ---------------------------------------
         Benjermin Colombo                                                      Todd Hagen
         Assistant Vice President                                               Chief Financial Officer


LIST OF EXHIBITS AND SCHEDULES
------------------------------

EXHIBIT A:  Definitions

                                      40.

  SCHEDULE 1 TO EXHIBIT A:  List of Specific Permitted Indebtedness
  SCHEDULE 2 TO EXHIBIT A:  List of Specific Permitted Liens

EXHIBIT B:  Compliance Certificate

EXHIBIT C:  Borrowing Base Certificate

                                      41.

                                    Exhibit A

                                   Definitions

         "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

         "Capital Lease" means, as to any Person, any lease of any Property by such Person as lessee that is, or should be in accordance with Financing Accounting Standards Board Statement No. 13, classified and accounted for as a "capital lease" on the balance sheet of such Person prepared in accordance with GAAP.

         "Capital Lease Obligation" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

         "Collateral" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest hereunder (including, without limitation, the Accounts), or pursuant to the terms of the General Security Agreement, the IP Security Agreement or otherwise.

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, capital stock purchases, capital contributions or otherwise), or to maintain the solvency of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

         "Eligible Accounts" means such of Borrower's Accounts as Bank in its sole reasonable discretion shall determine are eligible from time to time; provided, however, that in no event shall Eligible Accounts include the following:

               (a)   all Accounts under which payment is not received within
                   ninety (90) days from the applicable invoice date;

               (b)   all Accounts against which the account debtor or any other
                   Person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Accounts;

                                   Exhibit A

               (c)   any Accounts if the account debtor or any other Person
                   liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower;

               (d)   Accounts with respect to which the account debtor is an
                   officer, director, shareholder, employee or Subsidiary of Borrower;

               (e)   Accounts due from an account debtor if more than twenty-
                   five percent (25%) of the aggregate amount of Accounts of such account debtor have at that time remained unpaid for more than ninety (90) days from the applicable invoice date;

               (f)   Accounts with respect to account debtors whose principal
                   place of business is located outside of the United States of America unless either (a) such Accounts are insured or covered by a letter of credit in a manner and form acceptable to the Bank or (b) Bank shall have otherwise permitted in writing in its sole and absolute direction;

               (g)   salesperson's accounts for promotional purposes;

               (h)   the amount by which the aggregate of all Accounts of an
                   account debtor exceeds twenty-five percent (25.0%) of the total accounts receivable balance;

               (i)   Accounts where the account debtor is a seller to borrower, to the extent that a potential offset exists;

               (j)   any Account which has been offset by Borrower against
                   another Account, the balance of which is subtracted and reflected on its balance sheet; and

               (k)   Accounts where the account debtor is a federal governmental entity, federal agency or instrumentality thereof.

         "Event of Default" has the meaning set forth in Section 12.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "General Security Agreement" means that certain General Security Agreement dated as of April 14, 1997, made by Borrower in favor of Bank.

         "IP Security Agreement" means that certain Collateral Assignment, Patent Mortgage and Security Agreement dated as of April 13, 1998, made by Borrower in favor of Bank.

         "Indebtedness" means, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, including, without limitation, all of such indebtedness outstanding under this Restated Loan Agreement and any of the other Loan Documents, (b) all Capital Lease Obligations of such Person,
(c) to the extent of the outstanding indebtedness thereunder, any obligation of such Person representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than (i) trade or other accounts payable in the ordinary course of

                                   Exhibit A
business in accordance with customary industry terms and (ii) deferred franchise fees), (e) all Contingent Obligations, (f) any obligation of such Person of the nature described in clauses (a), (b), (c), (d) or (e) above, that is secured by a Lien on assets of such Person and which is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (g) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made, and (i) any lease having the effect of indebtedness, whether or not the same shall be treated as such on the balance sheet of Borrower under GAAP.

         "Intellectual Property" means

               (1)   Any and all copyright rights, copyright applications,
                   copyright registrations and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

               (l)   Any and all trade secrets, and any and all intellectual
                   property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (m)   Any and all design rights which may be available to
                   Borrower now or hereafter existing, created, acquired or held;

               (n)   Any patents, patent applications and like protections,
                   including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

               (o)   Any trademark and servicemark rights, whether registered
                   or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

               (p)   Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (q)   Any licenses or other rights to use any of the Copyrights,
                   Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (r)   Any amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

               (s)   Any proceeds and products of the foregoing, including,
                   without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

         "Lien" means any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

         "Loan Account or Loan Accounts" means individually and collectively, the Revolving Loan Account, the Equipment Loan Account and the Additional Equipment Loan Account.

                                   Exhibit A

         "Loan Documents" means this Restated Loan Agreement, the General Security Agreement, the IP Security Agreement, the Warrants to Purchase Stock and that certain Agreement to Provide Insurance (Real or Personal Property) dated of even date herewith, each as executed by Borrower in favor of Bank, together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented or restated.

         "Loan or Loans" means individually and collectively, the Revolving Loans, the Equipment Loans and the Additional Equipment Loans advanced pursuant to Section 2.

         "Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of any material provision of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower, (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower, to perform its material Obligations, (d) materially impairs or could reasonably be expected to materially impair the value or priority of Bank's security interest in any Collateral or (e) materially impairs or could reasonably be expected to materially impair the ability of Bank to enforce any of its legal remedies pursuant to the Loan Documents.

         "Permitted Indebtedness" means the following:

               (2) Indebtedness of Borrower or Indebtedness and Contingent Obligations of its Subsidiaries in favor of Bank arising under this Restated Loan Agreement and the other Loan Documents;

               (t)    the existing Indebtedness and Contingent Obligations
                    disclosed on Schedule 1 attached hereto and incorporated herein by this reference; provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower or any of its Subsidiaries;

               (u)    the Subordinated Debt;

               (v)    extensions, renewals or refinancings of Indebtedness
                    permitted under this Restated Loan Agreement, other than clause (3) immediately above;

               (w)    accrued dividends on the preferred stock of Borrower;

               (x)    interest rate and currency hedging agreements;

               (y)    guaranties of any Subsidiary's suppliers in connection
                    with the purchase of supplies in the ordinary course of business;

               (z)    guaranties of lease obligations incurred in the ordinary
                    course of business and to the extent otherwise permitted hereunder;

               (aa)   Contingent Obligations constituting Permitted Liens; and

               (bb)   the indebtedness referred to in clause (3) of the
                    definition of Permitted Liens.

                                   Exhibit A

         "Permitted Liens" means the following:

          (3) liens and security interests existing as of this date and disclosed in Schedule 2 attached hereto and incorporated herein by this reference;

          (4) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

          (5) liens and security interests (a) upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment and in an amount not greater than the purchase price thereof or
(b) existing on such equipment at the time of its acquisition, provided that the lien and security interest is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

          (6) liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable;

          (7) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required;

          (8) liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

          (9) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

          (10) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of Borrower's business;

          (11) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (12) liens that are not prior to Bank's security interest which constitute rights of set-off of a customary nature;

          (13) any interest or title of a lessor in equipment subject to any Capitalized Lease otherwise permitted hereunder; and

          (14) any liens arising from the filing of any financing statements relating to true leases otherwise permitted hereunder.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                                   Exhibit A

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

         "Subordinated Debt" means indebtedness of Borrower, the repayment of principal of which is fully subordinated in time and right of payment to the Loans, and has been approved in Bank's sole and absolute discretion and in writing.

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Bank's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         "Warrants to Purchase Stock" means collectively, that certain Warrant to Purchase Stock issued on April 14, 1997 by Borrower to Bank in connection with the Security and Loan Agreement and that certain Warrant to Purchase Stock issued on April 13, 1998 by Borrower to Bank in connection with the Other Loan Agreement.

         "Year 2000 Compliant" means, in regard to Borrower or any Person, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of Borrower or such Person, will properly perform date sensitive functions before, during and after the year 2000.

         "Year 2000 Problem" means the risk that any computer applications used by Borrower and its Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999.

                                   Exhibit A

                            Schedule 1 To Exhibit A

                        SPECIFIC PERMITTED INDEBTEDNESS


                  (List, attach schedule or indicate "None")







                            Schedule 1 To Exhibit A

                            Schedule 2 To Exhibit A

                           SPECIFIC PERMITTED LIENS



                  (List, attach schedule or indicate "None")










                            Schedule 2 To Exhibit A

                                   Exhibit B

                             COMPLIANCE CERTIFICATE


The consolidated financial statements dated as of __________________________ of SALON.COM, a Delaware corporation ("Borrower") attached hereto and submitted to IMPERIAL BANK ("Bank") pursuant to that certain Amended and Restated Loan Agreement dated as of September ___, 1999, entered into between Borrower and Bank (the "Restated Loan Agreement"), are in compliance with all financial covenants (unless otherwise noted below) as specified in Section 10 therein, as follows:

-----------------------------------------------------------------------------------------------------------------------
Covenant:                                                                               Actual:
-----------------------------------------------------------------------------------------------------------------------
A.    Tangible Net Worth of not less than:
      -----------------------------------

      $10,000,000.00

-----------------------------------------------------------------------------------------------------------------------
B.    Quick Ratio of not less than:
      ----------------------------

      2.00: 1.00

      1.50: 1.00        for the month ending September 30, 2000
-----------------------------------------------------------------------------------------------------------------------

Exceptions: (if none, so state):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

The undersigned authorized officer of Borrower hereby certifies that Borrower is in complete compliance with the terms and conditions of the Restated Loan Agreement for the period ending _____________________, ____, and as of the date of this Compliance Certificate the representations and warranties stated therein are true, accurate and complete as of the date hereof (except as to those representations and warranties which specifically reference a particular date and except as noted above).

The undersigned further certifies that s/he knows of no pending conditions which may cause an Event of Default (as defined in the Restated Loan Agreement) to exist in the next thirty (30) days. The required support documents for this certification are attached and prepared in accordance with GAAP consistently applied.


Date:                                  SALON.COM,
                                       a Delaware corporation


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                   Exhibit B
                                  Page 1 of 1